UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2018

LM FUNDING AMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37605 (Commission File Number)	47-3844457 (IRS Employer Identification No.)

302 Knights Run Avenue, Suite 1000 Tampa, Florida 33602 (Address of principal executive offices, including zip code) (813) 222-8996 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.01        Entry into a Material Definitive Agreement.

On July 23, 2018, LM Funding America, Inc. (the “Company”) entered into amendments and restatements of the following investment agreements that it originally entered into on April 2, 2019 with a New York-based family office (“Investor”):  (i) the Securities Purchase Agreement, dated April 2, 2018, between the Company and Investor (the “SPA”), (ii) the Senior Convertible Promissory Note in the original principal amount of $500,000 executed by the Company in favor of Investor (the “Note”), (iii) a Warrant to Purchase Common Stock, dated April 2, 2018, issued by the Company to Investor (the “Warrant”), (iv) a Registration Rights Agreement, dated April 2, 2018, between the Company and Investor (the “Registration Rights Agreement”), and (v) a Common Stock Purchase Agreement, dated April 2, 2018, between the Company and Investor (“Purchase Agreement”).  The foregoing agreements are described in the Company’s Form 8-K/A filed on May 21, 2018.

The following is a summary of the material amendments made to the foregoing agreements:

●	The Note was amended to remove the conversion provisions therein, and the SPA was amended to reflect that the Note is no longer convertible by the Investor.
●

The Purchase Agreement was amended to provide that the $200,000 commitment fee thereunder (the “Commitment Fee”) will be payable in cash instead of shares, and it will be due on the earlier of October 2, 2018 or the date of the first sale of shares by the Company under the Purchase Agreement.

●

The Registration Rights Agreement was amended to remove the shares underlying the Warrant as registrable securities thereunder and to reflect that no shares will be issuable pursuant to the Note or Commitment Fee, and the filing deadline and effectiveness deadline for the registration statement thereunder was changed to August 13 and September 13, respectively.

●	As a result of foregoing amendment to the Registration Rights Agreement, the Warrant was amended to provide for the right of the Investor to exercise the Warrant on a cashless basis at all times.

The foregoing is a summary description of the amendments to the SPA, Note, Warrant, Purchase Agreement, and Registration Rights Agreement and, by its nature, is incomplete. Such summary is qualified in its entirety by the full text of such agreements (as amended and restated), copies of which are filed herewith and are incorporated herein by reference.

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to the potential future sale of shares of the Company’s common stock and price for such sales under the Purchase Agreement. The words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, including the information discussed under the captions “Item 1 Business,” “Item 1A. Risk Factors” and “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the Company’s various other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Amended and Restated Senior Convertible Promissory Note, dated July 23, 2018.
4.2	Amended and Restated Warrant to Purchase Common Stock, dated July 23, 2018.
10.1	Amended and Restated Securities Purchase Agreement, dated July 23, 2018, between LM Funding America, Inc. and Esousa Holdings LLC
10.2	Amended and Restated Registration Rights Agreement, dated July 23, 2018, between LM Funding America, Inc. and Esousa Holdings LLC
10.3	Amended and Restated Common Stock Purchase Agreement, July 23, 2018, between LM Funding America, Inc. and Esousa Holdings,LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LM Funding America, Inc.
	By:	/s/ Richard Russell Richard Russell Chief Financial Officer
Date: July 23, 2018